Exhibit 10.1

LIMITED CONSENT AND MODIFICATION TO

LOAN DOCUMENTS

THIS LIMITED CONSENT AND MODIFICATION TO LOAN DOCUMENTS (this “Modification Agreement”) is entered into as of March 1, 2011 by and among SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, CLANTON HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia (“Clanton”), SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, SUNLINK SCRIPTSRX, LLC (f/k/a Sunlink Homecare Services, LLC), a limited liability company organized under the laws of the State of Georgia, CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, a limited liability company organized under the laws of the State of Georgia (“CAMA”), DAHLONEGA CLINIC, LLC, a limited liability company organized under the laws of the State of Georgia, CARMICHAEL’S CASHWAY PHARMACY, INC., a corporation organized under the laws of Louisiana, CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., a corporation organized under the laws of Louisiana, and BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., a corporation organized under the laws of Louisiana (each individually, a “Borrower” and, collectively, the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are parties to this Modification Agreement as Lenders (the “Lenders”), and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity “Chatham”), as Agent.

RECITALS

WHEREAS, the Agent, Union Bank of California, N.A., as the funding agent (the “Funding Agent”), the financial institutions that are party thereto as lenders, the Borrowers and the other Credit Parties are parties to that certain Amended and Restated Credit Agreement, dated as of August 1, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Borrowers have requested that the Agent and Required Lenders (i) consent to certain matters relating to CAMA and Clanton more fully described herein as the “Requested Consents” and (ii) agree to change certain terms of certain of the Loan Documents, in each case, in accordance with the terms of this Modification Agreement; and

WHEREAS, the Agent and Required Lenders are willing to provide the Requested Consents and agree to change certain terms of certain of the Loan Documents, in each case, on the terms and subject to the conditions described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.      Limited Consent. CAMA owns 83% of the membership interest of Clanton (the “CAMA Units”) and certain physicians (the “Physicians”) own the remaining 17% of the membership interest of Clanton (the “Physician Units”). The Credit Parties have advised the Agent and the Lenders that Clanton and CAMA desire to enter into certain transactions with Carraway Medical Systems, LLC, a Wyoming limited liability company (“Purchaser”) and James R. Cheek, an individual resident of the State of Alabama (“Guarantor”), as described in detail as follows (collectively, the “Transactions”): (a) Clanton will transfer substantially all of its assets (other than the assets described on Exhibit A hereto (the “Excluded Assets”)) (such transferred assets, the “Transferred Assets”) pursuant to the Asset Transfer Agreement between Clanton and CAMA dated as of March 1, 2011 provided to Agent (the “Intercompany Transfer Agreement”), in each case, subject to the continuing liens and security interests granted to the Agent; (b) CAMA will then lease all such Transferred Assets back to Clanton for a term of six years pursuant to (i) a Lease Agreement between Clanton and CAMA dated as of March 1, 2011 provided to Agent with respect to the real property portion of the Transferred Assets (the “Facility Lease”) and (ii) a Personal Property Lease Agreement between Clanton and CAMA dated as of March 1, 2011 provided to Agent with respect to the personal property portion of the Transferred Assets (the “Personal Property Lease” and collectively with the Facility Lease, the “Leases”) and Guarantor will guarantee the obligations of Clanton under the Leases; (c) pursuant to the terms of the Membership Interest Purchase Agreement dated as of March 1, 2011 provided to Agent (the “Membership Interest Purchase Agreement”), CAMA will sell the CAMA Units to Purchaser in exchange for a promissory note issued by Purchaser to CAMA in the amount of $1,000,000 (the “Purchaser Note”) secured by the pledge of, among other things, the CAMA Units pursuant to a Pledge Agreement (the “Membership Pledge Agreement”), in each case, substantially in the forms attached to the Membership Interest Purchase Agreement provided to Agent; and (d) Purchaser will purchase the Physician Units from the Physicians and the Physicians will receive a promissory note issued by Purchaser to each Physician secured by the Physician Units held by each Physician. Upon the consummation of the Transactions, (i) Purchaser will own 100% of the issued and outstanding membership interest of Clanton and (ii) Clanton, as owned by Purchaser, will lease the assets from CAMA for its operations.

Section 6.2 of the Credit Agreement prohibits the disposition of assets by any Credit Party without the consent of Agent and Required Lenders except for certain dispositions specifically authorized by Section 6.2. Section 6.25 prohibits sale and leaseback transactions without the consent of Agent and Required Lenders. The Credit Parties request that the Agent and the Required Lenders consent to the Transactions notwithstanding the terms of Sections 6.2 and 6.25 and agree, upon consummation of the Transactions, Clanton will cease to be a Borrower and Credit Party under the Credit Agreement and the Liens granted by Clanton under the Loan Documents securing the Obligations be deemed released (such consents, collectively, the “Requested Consents”). Subject to the terms of this Limited Consent and satisfaction of each of the conditions to the Effective Date set forth herein, the Agent and the Required Lenders hereby agree to the Requested Consents.

Accordingly, as of the Effective Date (as defined in Section 3 below), the Agent and the Required Lenders agree and acknowledge that (i) all security interests and other Liens granted by Clanton to Agent in any Excluded Assets provided by Clanton as security for the Obligations shall be released and discharged without the necessity of any further action by Clanton, (ii) Clanton shall no longer be deemed to be bound by or obligated under the Loan Documents to which Clanton was a party immediately prior to the Effective Date except for those provisions of the Loan Documents (as amended or otherwise modified by this Modification Agreement) that specifically survive termination thereof and each of the terms of this Modification Agreement and the Modification and Assumption of Combination Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of the date hereof and (iii) the Lien granted by CAMA on the CAMA Units pursuant to the Pledge Agreement dated April 23, 2008 (the “SunLink Pledge”) shall be released and the certificate representing the CAMA Units shall be promptly returned to CAMA for transfer to Purchaser. From and after the Effective Date, Agent agrees to promptly take all reasonable additional steps requested by Credit Parties as may be necessary to release the Liens granted to Agent by Clanton in the Excluded Assets as security for the Obligations. Credit Parties agree to pay Agent for all out-of-pocket costs and expenses reasonably incurred by Agent in connection with the matters referred to in the previous sentence. Clanton and each Credit Party acknowledge that Agent’s execution of and/or delivery of any documents releasing any such Lien or security interest as set forth herein is made without recourse, representation, warranty or other assurance of any kind by Agent as to Agent’s rights in any collateral security for amounts owing under the Loan Documents, the condition or value of any Collateral, or any other matter. Effective upon the Effective Date, Clanton and each Credit Party confirms that the commitments of Agent and/or any Lender to make any further loans or other financial accommodations under the Loan Documents to Clanton are terminated and Agent and Lenders shall not have any further obligation to make any loans or other financial accommodations to Clanton. Each Borrower (other than Clanton) acknowledges and agrees that such Borrower is and shall remain jointly and severally liable for all Obligations of Clanton which existed prior to the Effective Date and that the releases regarding Clanton contemplated above shall not operate to release or novate any of such Borrower’s Obligations under Section 8.18 of the Credit Agreement. Notwithstanding anything to the contrary contained herein or in any of such releases or other documents, the obligations and liabilities of the Borrowers (other than Clanton) and the other Credit Parties (other than Clanton) to Agent and Lenders under or in respect of the Loan Documents shall continue in full force and effect in accordance with their terms and not be affected by this Modification Agreement or any of the releases or other documents delivered in connection herewith. Without limiting the foregoing, the terms of the foregoing paragraph shall not operate to release any Liens granted to the Agent by CAMA as contemplated by the terms of Section 3 and Schedule 5.16 of this Modification Agreement.

Section 2.      Changes to Credit Agreement and Pledge Agreement. Subject to the satisfaction of the applicable conditions to the Effective Date set forth in Section 3 herein, the Borrowers, the other Credit Parties, the Agent and the Required Lenders hereby agree as follows:

(a)        The respective definitions of “Consolidated Net Income” and “Prepayment Event” set forth in Section 1.1 of the Credit Agreement are hereby revised and restated in their entirety to read as follows:

““Consolidated Net Income”:  For any period, the consolidated net after tax income of the Borrowers and their Subsidiaries determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of any dividends or other distributions actually paid to the Borrowers or any of their Subsidiaries during such period, (ii) except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary, (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) all legal fees and legal expenses charged to expense by the Borrowers for the litigation between Piedmont Healthcare Inc. and Piedmont Mountainside Hospital Inc. (Piedmont) and SunLink Health Systems, Inc. SunLink Healthcare LLC and Southern Health Corporation of Jasper, Inc. (SunLink) for breach of agreement in the asset sale agreement in June 2004 in which Piedmont purchased Mountainside Medical Center from SunLink; (v) all legal fees and legal expenses charged to expense by the Borrowers for the settlement of the UK Obligations; (iv) any income recognized as a result of any reduction or adjustment in any allowances or reserves established by any Credit Party with respect to accounts receivable and (vii) the net income (or loss) of Clanton.”

““Prepayment Event”:  Means:

(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Credit Party other than dispositions described in Section 6.2(a), Section 6.2(b) and Section 6.2(c);

(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Credit Party, but only to the extent that the Net Insurance/Condemnation Proceeds therefrom have not been applied, or committed pursuant to a written agreement (including any purchase orders) to be applied, to repair, restore or replace such property or asset within 180 days after such event, or within such longer period as agreed to by the Agent with respect to the repair, restoration, or replacement of any real property;

(c)    any receipt by any Credit Party of any indemnity payments under the Carmichael’s Acquisition Agreement from any of the Sellers or under any purchase agreement relating to any Permitted Acquisition from any sellers thereof which exceed (A) $100,000 individually or (B) when added to all other such indemnity payments received after the Original Closing Date, $500,000 in the aggregate (the “Indemnity Payment Deductibles”); provided, however, that (i) any indemnity payments that relate to the reimbursement of, or payment by, any Credit Party of any out-of-pocket costs in connection with the Carmichael’s Acquisition or a Permitted Acquisition and (ii) any indemnity amounts that are offset against the principal amounts of any promissory notes issued to any of the Sellers in connection with the Carmichael’s Acquisition or any of the sellers in connection with a Permitted Acquisition shall be excluded from the determination of the foregoing Indemnity Payment Deductibles;

(d)  any issuance of (i) Equity Interest in any Credit Party (other than pursuant to stock options issued in accordance with stock option plans or other benefit plans for management or employees of any Credit Party) or (ii) Indebtedness of any Credit Party and

(e)  any receipt by any Credit Party of:

(i)

all cash proceeds received in connection with the exercise of the options to acquire any property subject to the Lease Agreements between Clanton and CAMA dated as of March 1, 2011 and the Personal Property Lease Agreement dated as of March 1, 2011 between Clanton and CAMA (collectively, the “Lease Agreements”; together with the guarantee of such Lease Agreements by James R. Cheek and any related purchase and sale agreement which may be executed pursuant to such Lease

Agreements and as the same may be amended, restated or otherwise modified from time to time, collectively, the “Clanton Lease Documents”) (provided that cash proceeds from any rent payments or other charges paid pursuant to the Lease Agreements which do not constitute purchase price for the exercise of the options shall not be included in the scope of cash proceeds subject to a Prepayment Event under this clause (e)(i)) and/or

(ii)

the cash proceeds, if any, pursuant to the Membership Interest Purchase Agreement dated as of March 1, 2011 between CAMA, as seller, and Carraway Medical Systems, LLC (“Carraway”), as buyer and the related promissory note dated as of March 1, 2011 issued in favor of CAMA by Carraway and guaranteed by James R. Cheek (as the same may be amended, restated or otherwise modified from time to time, collectively, the “Clanton Purchase and Note Documents” and together with the Clanton Lease Documents, collectively, the “Clanton Transaction Documents”).”

(b)        Section 1.1 of the Credit Agreement is revised by adding the following new defined terms in proper alphabetical order:

“CAMA”:   Central Alabama Medical Associates, LLC, a Georgia Limited liability company.

“Clanton”: Clanton Hospital, LLC, a Georgia limited liability company.

“Clanton Transaction Documents” shall have the meaning ascribed to such term in clause (e) of the definition of “Prepayment Event” set forth in Section 1.1.

(c)        Section 2.6(a) of the Credit Agreement is revised in its entirety to read as follows:

“(a)      Mandatory Prepayments for a Prepayment Event. If at any time a Prepayment Event occurs, the Borrowers shall immediately repay the Loans in the amount of (i) 100% of the net cash proceeds realized by a Prepayment Event described in clause (a), clause (b), clause (c) or clause (e) of the definition of the term “Prepayment Event” and (ii) 50% of the net cash proceeds realized by a Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”. Any such prepayments shall be applied to the Loans in accordance with Section 2.6(e).”

(d)        Section 5.17(a) of the Credit Agreement is revised in its entirety to read as follows:

“(a)      On or prior to December 31, 2010, Borrowers shall cause to be delivered to Agent (i) one or more written proposal letters from lenders participating in the Rural Development Advance program (the “RDA Program”) to provide one or more Borrowers with not less than $11 million of funded loans under the RDA Program on terms and conditions reasonably satisfactory to the Required Lenders (the “RDA Loans”), (ii) one or more written proposal letters from other third party lenders reasonably satisfactory to the

Required Lenders to provide one or more Borrowers with not less than $11 million of funded loans on terms and conditions reasonably satisfactory to the Required Lenders (the “New Loans”), or (iii) one or more fully executed letters of intent with bona fide third parties with respect to the disposition of certain assets of one or more of the Borrowers in one or a series of transactions at fair market value for net cash proceeds to Borrowers of not less than $11 million in the aggregate on terms, conditions, and with parties reasonably satisfactory to the Required Lenders (the “Approved Sales”) (the foregoing alternate delivery requirements due by December 31, 2010, the “December Delivery Covenant”). On or prior to April 15, 2011, the Borrowers shall cause the closing and funding of the RDA Loans, the New Loans or the Approved Sales to be consummated on terms and conditions consistent with the proposal letters and/or letters of intent (as applicable) referenced above and on terms reasonably satisfactory to the Required Lenders with all proceeds thereof being concurrently applied to permanently repay the Term Loan (which proceeds, net of all reasonable transaction costs, expenses and holdbacks, shall not be less than $10,500,000) (the foregoing closing and paydown requirements due by April 15, 2011, the “April Paydown Covenant”). The Borrowers, Agent and Lenders agree that notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the terms of Section 7.1 hereof), the sole consequence of any failure by Borrowers to satisfy any of the undertakings set forth in this Section 5.17(a) shall be the Special Pricing Increases (as defined below) and that no Default or Event of Default shall be deemed to occur solely as a result of any failure by the Borrowers to timely comply with the terms of this Section 5.17(a). As used herein, “Special Pricing Increases” shall mean (a) if Borrowers fail to satisfy the December Delivery Covenant on or prior to December 31, 2010, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased (i) by 100 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for the period commencing January 1, 2011 through and including March 31, 2011 and (ii) by 200 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for all periods from and after April 1, 2011 or (b) if Borrowers timely comply with the December Delivery Covenant by December 31, 2010 but fail to timely comply with the April Paydown Covenant on or prior to April 15, 2011, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased (i) by 100 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for the period commencing April 15, 2011 through and including July 14, 2011 and (ii) by 200 basis points over the levels which would otherwise be applicable under this Agreement and the Waiver Agreement for all periods from and after July 15, 2011. For avoidance of doubt, (i) the Special Pricing Increases shall be in addition to and not in lieu of the “Interest Rate Changes” referenced in Section 2 of the Waiver Agreement and (ii) if a Special Pricing Increase occurs as a result of clause (a) of the definition thereof, no additional Special Pricing Increase shall occur under clause (b) of the definition thereof.

The Borrowers, Agent and Lenders acknowledge and agree that the inclusion of any language in this Section 5.17(a) which refers to any matter being “reasonably satisfactory” to the Required Lenders shall be limited to determining whether Borrowers have satisfied their obligations under this Section 5.17(a). Without limiting any of the obligations of the Borrowers described in this Section 5.17(a), nothing contained in this Section 5.17(a) shall be deemed to modify or limit the sole and absolute discretion of the Agent and Required Lenders to approve or withhold approval to any proposed incurrence of Indebtedness, incurrence of Liens, release or subordination of any Liens in any Collateral, and/or any sale or disposition of any assets of any Credit Party which is not otherwise expressly permitted by the terms of this Agreement.”

(e)        Section 6.2(d) of the Credit Agreement is hereby deleted in its entirety.

(f)        Article VI of the Credit Agreement is hereby revised by adding at the end thereof, the following new Section 6.27:

“Section 6.27 Clanton Transaction Documents. No Credit Party shall amend, restate, terminate, release, waive or otherwise modify any of the Clanton Transaction Documents or the pledge agreement dated as of March 1, 2011 executed by Carraway in favor of CAMA in any manner adverse to a Credit Party, the Agent or the Lenders without obtaining the prior written consent of the Required Lenders.”

(g)        Schedule 1.1(b) to the Credit Agreement is revised by deleting such Schedule 1.1(b) in its entirety and replacing the same with Schedule 1.1(b) attached hereto.

(h)        Schedule 4.28 to the Credit Agreement is revised by deleting such Schedule 4.28 in its entirety and replacing the same with Schedule 4.28 attached hereto.

(i)        Schedule 5.16 to the Credit Agreement is revised by deleting such Schedule 5.16 in its entirety and replacing the same with Schedule 5.16 attached hereto.

(j)        Section 2 of the Pledge Agreement is hereby revised by (i) revising subsection 2(c) thereof in its entirety to read as provided below and (ii) adding the following new subsection 2(d) at the end thereof:

“2(c)    (i) The promissory note dated as of March 1, 2011 issued to Central Alabama Medical Associates, LLC (“CAMA”) by Carraway Medical Systems, LLC, a Wyoming limited liability company (“Carraway”), and guaranteed by James R. Cheek, and (ii) all rights under the pledge agreement dated as of March 1, 2011 executed by Carraway in favor of CAMA and all membership interests pledged thereby, including without limitation, all membership interest certificates and related assignments executed in blank from time to time delivered to CAMA in connection therewith, in each case, as amended, restated, replace or otherwise modified from time to time.

2(d)    All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).”

Section 3.      Conditions Precedent.    The terms of Section 1 and 2 of this Modification Agreement shall become effective as of the date each of the following conditions are satisfied (the “Effective Date”):

(a)	The Agent shall have received duly executed counterparts to this Modification

Agreement from each of the Credit Parties, Clanton, the Agent and the Required Lenders;

(b)

The Agent shall have received a copy of the duly executed transaction documents reflecting and governing the Transactions, including, without limitation, the Intercompany Transfer Agreement, the Leases and the Membership Interest Purchase Agreement and concurrent with the Effective Date, the transactions contemplated thereby shall have been fully consummated.

(c)

The Agent shall have received the Modification and Assumption of Combination Mortgage, Security Agreement, Assignment Of Leases And Rents And Fixture Filing with respect to the Chilton Medical Center property which is the subject of the Facility Lease, duly executed by CAMA in the form attached as Exhibit B together with a related fixture filing and a title policy or endorsement to the existing title policy, in each case, in form and substance reasonably satisfactory to Agent;

(d)

The Agent shall have received evidence that a protective UCC-1 Financing Statement naming Clanton as debtor/lessee, CAMA as secured party/lessor describing the personal property being leased by CAMA to Clanton pursuant to the Personal Property Lease and otherwise in form reasonably satisfactory to Agent will be filed with the appropriate central UCC filing office in the State of Clanton’s organization to protect and perfect the rights of CAMA in the personal property being leased to Clanton under the Personal Property Lease.

(e)

The Agent shall have received evidence that a UCC-1 Financing Statement naming Clanton as debtor, CAMA as secured party and Agent as assignee of secured party and otherwise in form reasonably satisfactory to Agent will be filed with appropriate central UCC filing office in the State of Clanton’s organization to perfect the lien being granted by Clanton under the Facility Lease in the “Intangible Property” described therein.

(f)

The Agent shall have received evidence that a UCC-1 Financing Statement naming Purchaser as debtor, CAMA as secured party and Agent as assignee of secured party and otherwise in form reasonably satisfactory to Agent will be filed with appropriate central UCC filing office in the State of Purchaser’s organization to perfect the lien being granted by Purchaser under the Membership Pledge Agreement.

Section 4.      Representations and Warranties.    Each of the Credit Parties hereby represents and warrants to the Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Modification Agreement, that:

(a)          All of the representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply) on the Effective Date, with the same force and effect as if made on such date, unless such representation and warranty expressly applies to an earlier date, in which case such representation and warranty shall be deemed made as of such earlier date.

(b)          The execution, delivery and performance by each Credit Party of this Modification Agreement have been duly authorized by all necessary corporate action by such Credit Party. This Modification Agreement constitutes the legal, valid and binding obligations of each Credit Party executing the same, enforceable against each Credit Party in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

(c)          The execution, delivery and performance by each Credit Party of this Modification Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Credit Party, (ii) violate or contravene any provision of the Articles or Certificates of Incorporation or Formation, bylaws, operating agreement or partnership agreement of such Credit Party, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Credit Party is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

(d)          Except as specifically waived hereunder, no Default or Event of Default has occurred and is continuing.

(e)          No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Credit Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Modification Agreement.

Section 5.      Acknowledgment; Release. The Credit Parties (other than Clanton) acknowledge and agree that their obligations to the Agent and the Lenders under the Credit Agreement as revised hereby are owing without offset, defense or counterclaim assertable by the Credit Parties against the Agent or any Lender. The Credit Parties (other than Clanton) further acknowledge and agree that the Security Documents continue to secure the obligations of the Borrowers under the Credit Agreement as revised hereby. Each of the Credit Parties (including Clanton) hereby waives, releases and discharges Agent, the Funding Agent and Lenders from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Modification Agreement related to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing.

Section 6.      General Provisions.

(a)          Except as specifically revised or waived set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Each of the Credit Parties (other than Clanton) hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Modification Agreement, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Modification Agreement.

(b)          The execution, delivery and effectiveness of this Modification Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the Effective Date of this Modification Agreement, each reference in the Credit Agreement to “this Modification Agreement”,

“hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as revised hereby.

(c)          Each Credit Party acknowledges and agrees that the revisions, waivers and consents set forth herein are effective solely for the purposes set forth herein and shall not be deemed (i) except as expressly provided in this Modification Agreement, to be a consent by the Agent or any Lender to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate the Agent or Lenders to forbear, waive, consent or execute similar revisions or waivers under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Modification Agreement.

(d)          This Modification Agreement may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Modification Agreement by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Modification Agreement.

(e)          In case any provision in or obligation under this Modification Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f)          This Modification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)          Without limiting the general applicability of Section 8.2 of the Credit Agreement, the Credit Parties (other than Clanton) agree to reimburse the Agent for the reasonable fees, costs and expenses of counsel in connection with the preparation, negotiation, execution, delivery and administration of this Modification Agreement.

(h)          This Modification Agreement shall constitute a Loan Document.

(i)          Section headings in this Modification Agreement are included herein for convenience of reference only and shall not constitute a part of this Modification Agreement for any other purposes.

(j)          THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS MODIFICATION AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first written above.

BORROWERS:

SUNLINK HEALTH SYSTEMS, INC., as a Borrower and Borrowers’ Agent

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

SUNLINK HEALTHCARE, LLC, as a Borrower
By its Sole Member SunLink Health Systems, Inc.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

DEXTER HOSPITAL, LLC, as a Borrower
By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer

SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Assistant Treasurer

SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Assistant Treasurer

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.,
as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Assistant Treasurer

HEALTHMONT OF GEORGIA, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Vice President

HEALTHMONT, LLC, as a Borrower
By its Sole Member SunLink Health Systems, Inc.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

HEALTHMONT OF MISSOURI, LLC, as a Borrower
By its Sole Member HealthMont, LLC

By its Sole Member SunLink Health Systems, Inc.

	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer

SUNLINK SERVICES, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Vice President

SUNLINK SCRIPTSRX, LLC
(f/k/a SunLink Homecare Services, LLC), as a Borrower
By its sole member SunLink Health Systems, Inc.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, as a Borrower
By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Vice President, CFO

DAHLONEGA CLINIC, LLC, as a Borrower
By its Sole Member Southern Health Corporation of Dahlonega, Inc.

	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Assistant Treasurer

CARMICHAEL’S CASHWAY PHARMACY, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Treasurer

CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Treasurer

BREATH OF LIFE HOME HEALTH EQUIPMENT, INC.,
as a Borrower

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Treasurer

Acknowledged and Agreed:

CLANTON HOSPITAL, LLC

By its Sole Manager Central Alabama Medical Associates, LLC

By its sole member, SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

AGENT:

CHATHAM CREDIT MANAGEMENT III, LLC, as Agent

By:	/s/ Nick Anacreonte
Name:	Nick Anacreonte
Title:	Partner

FUNDING AGENT:

UNION BANK OF CALIFORNIA, N.A., as Funding Agent

By:	/s/ M. Duncan McDuffie
Name:	M. Duncan McDuffie
Title:	Vice President

LENDERS:

CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND QP III, LLC, as a Lender and CHATHAM INVESTMENT FUND III, LLC, as a Lender

By:	/s/ Nick Anacreonte
Name:	Nick Anacreonte
Title:	Partner

LENDERS:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ M. Duncan McDuffie
Name:	M. Duncan McDuffie
Title:	Vice President